Exhibit 10.1

$120,000,000

ENPHASE ENERGY, INC.

1.000% Convertible Senior Notes due 2024

PURCHASE AGREEMENT

May 30, 2019

CREDIT SUISSE SECURITIES (USA) LLC
BARCLAYS CAPITAL INC.

As Representatives of the Several Purchasers,

c/o                               Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, New York 10010-3629

c/o                               Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Dear Sirs:

1.              Introductory. Enphase Energy, Inc., a Delaware corporation (“Company”), agrees with the several initial purchasers named in Schedule A hereto (“Purchasers”), subject to the terms and conditions stated herein, to issue and sell to the several Purchasers US$120,000,000 principal amount of its 1.000% Convertible Senior Notes due 2024 (the “Firm Securities”) and also proposes to grant to the Purchaser an option to purchase an aggregate of up to an additional U.S.$12,000,000 principal amount of its 1.000% Convertible Senior Notes due 2024 (the “Option Securities”), to be issued under an indenture, dated as of the Closing Date (“Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”). The Firm Securities and the Option Securities which the Purchasers may elect to purchase pursuant to Section 3 hereof are herein collectively called the “Offered Securities.” The Offered Securities will be convertible into cash, shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), or a combination of cash and Common Stock, at the Company’s election.

In connection with the offering of the Offered Securities, the Company and certain of the Purchasers or their respective affiliates (the “Call Spread Counterparties”) are entering into a convertible note hedge transactions and warrant transactions pursuant to convertible note hedge confirmations (the “Base Bond Hedge Confirmations”) and warrant confirmations (the “Base Warrant Confirmations”), each dated the date hereof (the Base Bond Hedge Confirmations and the Base Warrant Confirmations, collectively, the “Base Call Spread Confirmations”), and in connection with the issuance of any Option Securities, the Company and the Call Spread Counterparties may enter into additional convertible note hedge transactions and additional warrant transactions pursuant to additional convertible note hedge confirmations (the “Additional Bond Hedge Confirmations”) and additional warrant confirmations (the “Additional Warrant Confirmations”), each to be dated the date of the exercise by the Purchasers of their option to purchase such Option Securities pursuant to Section 3 hereof (the Additional Bond Hedge Confirmations and the Additional Warrant Confirmations, collectively, the “Additional Call Spread Confirmations” and together with the Base Call Spread Confirmations, the “Call Spread Confirmations”).

2.              Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

(a)         Offering Memoranda; Certain Defined Terms.  The Company has prepared or will prepare the Preliminary Offering Memorandum and the Final Offering Memorandum.

For purposes of this Agreement:

“Applicable Time” means 11:15 PM (Eastern time) on the date of this Agreement.

“Additional Closing Date” has the meaning set forth in Section 3 hereof.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (including exhibits to the extent incorporated by reference as set forth below) filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof and which are incorporated by reference in the Preliminary Offering Memorandum, the Final Offering Memorandum or any Free Writing Communication, as applicable.

“Final Offering Memorandum” means the final offering Memorandum relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement), including the Exchange Act Reports and any other information incorporated by reference therein.

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering

Memorandum or the Final Offering Memorandum, including the Exchange Act Reports.

“General Disclosure Package” means the Preliminary Offering Memorandum together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by it being specified in Schedule B hereto.

“General Solicitation” means any offer to sell or solicitation of an offer to buy the Offered Securities by any form of general solicitation or advertising (as those terms are used in Regulation D under the Securities Act).

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.

“Preliminary Offering Memorandum” means the preliminary offering memorandum, dated May 29, 2019, relating to the Offered Securities to be offered by the Purchasers, including the Exchange Act Reports and any other information incorporated by reference therein.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in the Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The Nasdaq Stock Market LLC (“Exchange Rules”).

“Significant Subsidiary” has the meaning set forth in Article 1, Rule 1-02 of Regulation S-X promulgated by the Commission, but excludes Enphase Energy, S.r.l.

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, any Issuer Free Writing Communication listed on Schedule C hereto.

“Warrant Shares” has the meaning set forth in Section 2(g) hereof.

“Underlying Shares” shall mean shares of the Common Stock into which the Offered Securities are convertible.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(b)         Disclosure.  As of its date, the Final Offering Memorandum does not, and as of the Closing Date and the Additional Closing Date, as the case may be, the Final Offering Memorandum will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  At the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any General Solicitation that is not a Free Writing Communication, made by the Company or by any Purchaser with the consent of the Company, nor (iii) individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Memorandum or Final Offering Memorandum, the General Disclosure Package, any General Solicitation or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Exchange Act Reports which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act and incorporated by reference in the Preliminary Offering Memorandum or the Final Offering Memorandum do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations thereunder.

(c)          Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity (as set forth on the Company’s most recent balance sheet included in the Exchange Act Reports) or results of operations of the Company and its subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(d)         Subsidiaries. Each Significant Subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package (in each case to the extent such concepts (or functional equivalents) are applicable in the jurisdiction of organization of any such Significant Subsidiary); and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions (in each case to the extent such concepts (or functional equivalents) are applicable in the jurisdiction of organization of any such Significant Subsidiary) in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable (in each case to the extent such concepts (or functional equivalents) are applicable in the jurisdiction of organization of any such Significant Subsidiary); and, except as described otherwise in the General Disclosure Package or the Final Offering Memorandum, the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(e)          Indenture.  The Indenture has been duly authorized by the Company; the Offered Securities have been duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered, will conform to the description thereof contained in the General Disclosure Package, the Final Offering Memorandum and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and entitled to the benefits provided by the Indenture.

(f)           Offered Securities.  When the Offered Securities are delivered and paid for in accordance with this Agreement on the Closing Date, such Offered Securities will be convertible into the Underlying Shares in accordance with the terms of the Indenture and the Offered Securities; the maximum number of Underlying Shares initially issuable upon conversion of such Offered Securities, after taking into account the maximum make-whole adjustment (the “Conversion Shares”) have been duly authorized and reserved for issuance upon such conversion, and when issued upon conversion of the Offered Securities in accordance with the terms of the Indenture and the Offered Securities, will conform in all material respects to the description of the Underlying Shares contained in the General Disclosure Package and the Final Offering Memorandum; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and when the Underlying Shares have been issued upon conversion of the Offered Securities in accordance with the terms of the Indenture and the Offered Securities, the Underlying Shares will be, validly issued, fully paid and non-assessable; the stockholders of the Company have no preemptive rights with respect to the issuance by the Company of the Offered Securities or the Underlying Shares, and none of the outstanding shares of capital stock of the Company have been issued by the Company in violation of any preemptive or similar rights of any security holder.

(g) Warrant Shares.  Upon issuance and delivery of the warrants evidenced by the Base Warrant Confirmations and any Additional Warrant Confirmations, such warrants will be exercisable by the holder thereof for shares of Common Stock in accordance with the terms of the Base Warrant Confirmations and any Additional Warrant Confirmations; the maximum number of shares of Common Stock issuable upon exercise of the warrants evidenced by the Base Warrant Confirmations and any Additional Warrant Confirmations (the “Warrant Shares”) have been duly authorized and reserved and, when and to the extent issued upon exercise of such warrants in accordance with the terms of such warrants, will be validly issued, fully paid and non-assessable, and the issuance of any Warrant Shares will not be subject to any preemptive or similar rights.

(h)         No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(i)             Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for (i) the consummation of the transactions contemplated by this Agreement, the Indenture or the Call Spread Confirmations in connection with the offering, (ii) the issuance and sale of the Offered Securities and Underlying Shares by the Company, (iii) the issuance and sale of the warrants evidenced by the Base Warrant Confirmations and any Additional Warrant Confirmations (including any issuance of the Warrant Shares upon exercise thereof) or (iv) the consummation by the Company of any of the other transactions contemplated by this Agreement, in each case, except such as have been obtained or made, and such as may be required under state securities laws.

(j)            Title to Property. The Company and each of its Significant Subsidiaries have good and marketable title to all personal property owned by them (excluding Intellectual Property except to the extent otherwise covered in this Agreement) that are material to the businesses of the Company or such Significant Subsidiary, in each case free and clear of all liens, encumbrances and claims, except as described in the General Disclosure Package or the Final Offering Memorandum, and except those that (i) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any personal property described in the General Disclosure Package or the Final Offering Memorandum as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business as conducted by them. Neither the Company nor any of its Significant Subsidiaries owns any real property.

(k)         Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Indenture and this Agreement by the Company and the issuance and sale of the Offered Securities and Underlying Shares and  compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Significant Subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of clauses (ii) and (iii) for any breach, violation, default, lien, charge or encumbrance for which waivers or consents have been obtained as of the Applicable Time or that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(l)             Absence of Existing Defaults and Conflicts. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event or condition has occurred that with the giving of notice or lapse of time would cause the Company or any of its Subsidiaries to be in default, under any existing obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or any of its Significant Subsidiaries is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

(m)     Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n)         Authorization of Call Spread Confirmations.  The Base Call Spread Confirmations have been duly authorized, executed and delivered by the Company and are enforceable against the Company in accordance with their terms, and any Additional Call Spread Confirmations will, on or prior to the date such Additional Call Spread Confirmations are entered into, have been duly authorized, executed and delivered by the Company and each will be enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(o)         Possession of Licenses and Permits. The Company and each of its subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as currently conducted, as described in the General Disclosure Package or the Final Offering Memorandum (the “Permits”), except where such failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries have received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)         Absence of Labor Dispute. No material labor dispute with the employees of the Company or any of its Significant Subsidiaries exists, except as described in the General Disclosure Package, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect.

(q)         Intellectual Property. To its knowledge, the Company and its Significant Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its Significant Subsidiaries have received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect; there are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings against the Company or its Significant Subsidiaries challenging the Company’s or its Significant Subsidiaries’ rights in or to or the validity of the scope of any of the Company’s or its Significant Subsidiaries’ owned material patents, patent applications or proprietary information; to the Company’s knowledge, no other entity or individual has any right or claim in any of the Company’s or its Significant Subsidiaries’ owned material patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or a Significant Subsidiary or by any non-contractual obligation of the Company or a Significant Subsidiary, other than by written licenses granted by the Company or a Significant Subsidiary and other than such rights or claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries have not received any written notice of any claim challenging the rights of the Company or a Significant Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or such Significant Subsidiary which claim, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(r)            Cybersecurity. Except as would not, individually or in the aggregate, result in a Material Adverse Effect (i) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its Significant Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of its customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, and any such data processed or stored by third parties on behalf of the Company), equipment or technology (collectively, the “IT Systems and Data”); (ii) neither the Company nor any of its Significant Subsidiaries has been notified of, or has knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to its IT Systems and Data; (iii) the Company and its Significant Subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of the IT Systems and Data consistent with industry standards and practices, or as required by applicable regulatory standards; (iv) the Company and its Significant Subsidiaries are presently in material compliance with all internal and external privacy policies, contractual obligations, applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations, in each case relating to the privacy and security of any IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (v) there is no pending or, to the knowledge of the Company, threatened action, suit or proceeding by or before any court, arbitrator or governmental or regulatory authority alleging non-compliance with the foregoing.

(s)           Environmental Laws. The Company and its Significant Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants

(collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the General Disclosure Package and the Final Offering Memorandum; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), ((ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)            Accurate Disclosure.  The statements in the General Disclosure Package and the Final Offering Memorandum under the headings “Certain U.S. Federal Income Tax Considerations,” “Description of Notes” and “Description of Capital Stock,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(u)         Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale or resale of the Offered Securities; provided, however, that no representation is made with regard to any actions of the Purchasers.

(v)         Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the General Disclosure Package and the Final Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(w)       Internal Controls and Compliance with the Sarbanes-Oxley Act.

(i)             The Company maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements of the Company included in the General Disclosure Package and the

Final Offering Memorandum, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the General Disclosure Package and the Final Offering Memorandum). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) that comply with the requirements of the Exchange Act.

(ii)          There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to materially comply with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission during the past 12 months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(x)         Legal and Governmental Proceedings. Except as described in the General Disclosure Package and the Final Offering Memorandum (including the Exchange Act Reports), there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings or, to the Company’s knowledge, investigations that would be required under the Securities Act to be described in the General Disclosure Package and the Final Offering Memorandum if the offer and sale of the Offered Securities and Underlying Securities were registered under the Securities Act that are not so described in the General Disclosure Package and the Final Offering Memorandum (including the Exchange Act Reports).

(y)         Financial Statements.  The consolidated financial statements of the Company included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments) and have been prepared in compliance with the requirements of the Securities Act and Exchange Act, as applicable, and in conformity with GAAP applied on a consistent basis (except for such adjustments to accounting standards and practices as are noted therein and except in the case of unaudited financial statements to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved; the other financial and statistical data with respect to the Company and its subsidiaries contained or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that would be required to be included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum if the offer and sale of the Offered Securities and the Underlying Securities were registered under the Securities Act that are not included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum; and the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the General Disclosure Package and the Final Offering Memorandum.

(z)          No Material Adverse Change in Business. Since the date of the most recent financial statements of the Company included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company and  its subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Significant Subsidiary, which is material to the Company and its subsidiaries taken as a whole, (iv) any material change in the capital stock (other than (A) the grant of additional stock awards under the Company’s existing equity incentive plans or employee stock purchase plan disclosed in the Exchange Act Reports, (B) changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof, (C) as a result of the issuance or conversion of the Offered Securities or (D) otherwise publicly announced) or outstanding long-term indebtedness of the Company or any of its Significant Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any such Significant Subsidiary, other than in each case above (1) in the ordinary course of business, in the case of any such Significant Subsidiary or (2) as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum.

(aa)            Investment Company Act. Neither the Company nor any of its Significant Subsidiaries is or, after giving effect to the offer and sale of the Offered Securities and the transactions contemplated by the Call Spread Confirmations, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb)            Tax Matters. The Company and each of its Significant Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed or has requested extensions thereof, except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect, and paid all taxes required to be paid thereon (except for cases in which the failure to pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company). No tax deficiency has been determined adversely to the Company or any of its Significant Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been asserted or threatened against it which would have a Material Adverse Effect.

(cc)              No Unlawful Payments. Neither the Company nor, to the Company’s knowledge, any director, officer, employee, agent, or representative of the Company, has taken or, with respect to the Company, will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company has conducted its business in compliance with applicable anti-corruption laws and has instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(dd)            Compliance with Anti-Money-Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ee)              Compliance with Sanctions. (i)  Neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (in this Section 2(bb), “Person”) that is, or is owned or controlled by a Person that is:

(A)       currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss Secretariat of Economic Affairs or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)       located, organized or resident in a country or territory that is the subject of Sanctions.

(ii)          The Company represents and covenants that the Entity will not, directly or indirectly, knowingly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)       to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)       in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)       The Company represents and covenants that, except as detailed in the General Disclosure Package and the Final Offering Memorandum, for the past five years, the Entity has not knowingly engaged in and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ff)                No Rated Securities. There are no debt securities or preferred stock of, or guaranteed by, the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(gg)              Insurance. Except as described in the General Disclosure Package and the Final Offering Memorandum, the Company and each of its Significant Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Significant Subsidiaries reasonably believe are adequate for the conduct of their business, as customary for companies of similar size engaged in similar businesses in similar industries.

(hh)            Class of Securities Not Listed.  No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(ii)                    No Registration.  The offer and sale of the Offered Securities by the Company to the several Purchasers and the initial resale of the Offered Securities by the several Purchasers in the manner contemplated by the Offering Memorandum will be exempt from the registration requirements of the Securities Act; and it is not necessary to qualify the Indenture under the United States Trust Indenture Act of 1939, as amended. Upon any qualification of the Indenture under the Trust Indenture Act, the Indenture will comply in all material respects with the requirements of the Trust Indenture Act.

(jj)                  General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has (i) within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) offered or will offer or sell the Offered Securities by means of any General Solicitation that is not a Free Writing Communication other than General Solicitations listed on Schedule B hereto or those made with the prior written consent of the Representatives. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(kk)            Reporting Status.  The Company is subject to Section 13 or 15(d) of the Exchange Act.

(ll)                    Solvency. Immediately after the consummation of the issuance of the Offered Securities and the transactions contemplated by the Call Spread Confirmations, the Company will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company are not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Offered Securities as contemplated by this Agreement, the General Disclosure Package and the Final Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged, and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(mm)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the General Disclosure Package or the Final Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

3.              Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, (a) the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.0% of the principal amount thereof plus accrued interest, if any, from June 5, 2019 to the Closing Date, the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto and (b) in the event and to the extent that the Purchasers shall exercise the election to purchase Option Securities as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 3, that portion of the aggregate principal amount of the Option Securities as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractions of $1,000), determined by multiplying such aggregate principal amount of Option Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Option Securities that such Purchaser is entitled to purchase as set forth opposite the name of such Purchaser in Schedule A hereto and the denominator of which is the maximum aggregate principal amount of Option Securities that all of the Purchasers are entitled to purchase hereunder.

The Company hereby grants to the Purchasers the right to purchase at their election up to US$12,000,000 aggregate principal amount of Option Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 3 to the extent that the Purchasers sell in excess of the aggregate principal amount of Firm Securities for the sole purpose of covering over-allotments, if any. Any such election to purchase Option Securities may be exercised by written notice from the Representatives to the Company, given within a period of 13 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date (as defined below) or, unless the Representatives and the Company otherwise agree in writing, earlier than one or later than 10 business days after the date of such notice.

The Company will deliver the Offered Securities to or as instructed by the Representatives for the accounts of the several Purchasers in a form reasonably acceptable to the Representatives against payment of the purchase price by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Davis Polk & Wardwell, LLP, 1600 El Camino Real, Menlo Park, California 94025. The time and date of such delivery and payment shall be, with respect to the Firm Securities, at 10:00 a.m., New York time, on June 5, 2019, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine. The time and date of such delivery and payment shall be, with respect to the Option Securities, 10:00 a.m., New York time, on the date specified in the written notice given by Representatives of the Purchasers’ election to purchase such Option Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities are herein called the “Closing Date,” such time and date for delivery of the Option Securities, if not the Closing Date, are herein called the “Additional Closing Date.”  For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering. The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date, with respect to the Firm Securities, and at least 24 hours prior to the Additional Closing Date, with respect to the Option Securities.

4.              Representations by Purchasers; Resale by Purchasers.  (a) Each Purchaser severally represents and warrants to the Company that it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act and it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b)         Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act.  Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 144A under the Securities Act.  Accordingly, such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Rule 144A under the Securities Act.

(c)          Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

(d)         Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of General Solicitation, other than a permitted communication listed on Schedule B.  Each Purchaser severally agrees, with respect to the initial resales made by such Purchaser in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A thereunder.

5.              Certain Agreements of the Company. The Company agrees with the several Purchasers that:

(a)         Amendments and Supplements to Offering Memoranda.  The Company will promptly advise the Representatives of any proposal to amend or supplement the Preliminary Offering Memorandum or Final Offering Memorandum and will not effect any such amendment or supplement to which the Representatives reasonably object; provided that the Company may effect any such amendment or supplement constituting a filing under the Exchange Act that, in the opinion of counsel, is required by law. If, at any time prior to the completion of the initial resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary Offering Memorandum or Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Representatives of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and to any dealers at the request of the Representatives, an amendment or supplement which will correct such statement or omission. Neither the Representatives’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b)         Furnishing of Offering Memoranda.  The Company will furnish to the Representatives copies of the Preliminary Offering Memorandum, each other document comprising a part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representatives reasonably request. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A under the Securities Act in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the holders or prospective purchasers of the Offered Securities all such documents.

(c)          General Solicitations. The Company will furnish to the Representatives any proposed General Solicitation to be made by the Company or on its behalf before its use, and will not make or use any proposed General Solicitation without the Representatives’ prior written consent.

(d)         Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the initial resale of the Offered Securities by the Purchasers; provided, that, in connection therewith, the Company will not be required to file a general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or subject itself to taxation for doing business in any jurisdiction in which it is not otherwise so subject.

(e)          Reporting Requirements. For so long as the Offered Securities remain outstanding, the Company will furnish, upon request, to the Representatives and to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish, upon request, to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request; provided, that, if the Representatives shall request nonpublic confidential information, the Company shall only be required to provide the Representatives with such information if the Representatives shall enter into a customary confidentiality agreement with the Company with respect thereto. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Representatives or the Purchasers.

(f)           Transfer Restrictions.  At any time when any Offered Securities are deemed “restricted securities” under Rule 144, the Company will inform the Representatives, each of the other Purchasers and, upon request, any holder of Offered Securities if any event has occurred that would result in additional interest being payable on such Offered Securities under the terms of the Indenture as a result of such securities not being “freely tradable” (as defined in the Indenture).

(g)          No Resales by Affiliates.  The Company will not, and will not permit any of its “controlled” affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them, except for Offered Securities purchased by the Company or any such affiliates and resold in a transaction registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Offered Securities no longer being deemed “restricted securities” under Rule 144.

(h)         Investment Company.  During the period of one year after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(i)             Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and the Indenture, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved in advance by the Company in connection with the issue of the Offered Securities; (iv) any expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as the Representatives designate and the preparation and printing of memoranda relating thereto; provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Purchasers pursuant to this clause (iv) shall not exceed $10,000); (v) any fees charged by investment rating agencies for the rating of the Securities, (vi) expenses incurred in distributing the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers; (vii) any stamp or transfer taxes in connection with the original sale and issuance of the Offered Securities and (viii) the cost of listing the Conversion Shares and the Warrant Shares in accordance with the rules of The Nasdaq Stock Market LLC. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for costs and expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers and the Company relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company.  It is understood, however, that, except as provided in this Agreement, the Purchasers shall pay all of their own costs and expenses, including the fees and disbursements of their counsel, transfer taxes on resale of any of the Offered Securities by them and any advertising expenses in connection with any offers they may make.

(j)            Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.

(k)         Absence of Manipulation. In connection with the offering, until the Representatives shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, which notice shall be promptly provided upon such completion, neither the Company nor any of its controlled affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(l)             Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to shares of its Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities; (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities; (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities; (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (A) the issuance by the Company of the Offered Securities to be sold hereunder or any Underlying Shares issued upon conversion thereof; (B) entry into the Call Spread Confirmations and the Company’s performance thereunder or the Company’s performance under the Convertible Note Hedge Confirmations and Warrant Confirmations entered into in connection with the offering of the Offered Securities; (C) the issuances of shares of Common Stock upon the conversion of any of the Company’s outstanding 4.00% convertible senior notes due 2023 (the “2023 Notes”); (D) the issuance by the Company of Lock-Up Securities upon the exercise of an option or warrant, the vesting or settlement of any restricted stock units or other equity compensation awards or the conversion of a security outstanding on the date hereof; (E) the grant of options, restricted stock units or other equity compensation awards, including any time-based or performance-based awards, or the issuance of Lock-Up Securities by the Company to employees, officers, directors, advisors or consultants of the Company in each case pursuant to equity incentive, stock option, inducement award and employee stock purchase plans described in the General Disclosure Package and the Final Offering Memorandum, and the issuance by the Company of any Lock-Up Securities upon the exercise, vesting or settlement of such equity compensation awards;  (F) the filing of any registration statement on Form S-8 in respect of any equity compensation plans or arrangements maintained by the Company; or (G) the issuances of shares of Common Stock in connection with any repurchases or exchanges of the 2023 Notes. The Company will not at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(a)(2) of the Securities Act to cease to be applicable to the offer and sale of the Offered Securities by the Company to the several Purchasers. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing.

(m)     Certification Regarding Beneficial Owners of Legal Entity Customers. The Company will deliver to each Purchaser (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Purchaser may reasonably request in connection with the verification of the foregoing Certification.

(n)         Reservation of Conversion Shares.  The Company will reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to the number of Conversion Shares for the purpose of enabling the Company to satisfy all obligations to issue any Underlying Shares upon conversion of the Securities. The Company will use its best efforts to effect and maintain the listing of the Conversion Shares on the Nasdaq Global Market.

(o)         Reservation of Warrant Shares.  The Company will reserve and keep available at all times, free of preemptive rights, the Warrant Shares for the purpose of enabling the Company to satisfy all obligations to issue any shares of Common Stock upon exercise of the warrants evidenced by the Base Warrant Confirmation and any Additional Warrant Confirmation. The Company will use its best efforts to cause the Warrant Shares to be listed on the Nasdaq Global Market.

6.              Free Writing Communications. (a) Issuer Free Writing Communications. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b)         Term Sheets.  The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in the Final Offering Memorandum or (ii) does not contain any material information about the Company or its securities that was provided by or on behalf of the Company, it being understood and agreed that the Company shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Memorandum, the Final Offering Memorandum or the General Disclosure Package.

7.              Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be, will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date or the Additional Closing Date, as the case may be), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)         Accountants’ Comfort Letters. The Representatives shall have received letters, dated, respectively, the date hereof and the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Purchasers, of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and containing statements and information of the type or identity included in accountant’s comfort letters to underwriters with respect to the financial statements and certain financial information of the Company included or incorporated by reference into the General Disclosure Package and the Final Offering Memorandum (except that, in any letter dated the Closing Date or the Additional Closing Date, the specified date referred to therein shall be a date no more than three days prior to such Closing Date or such Additional Closing Date, as the case may be).

(b)         No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any suspension or material limitation of trading in securities generally on The New York Stock Exchange or The Nasdaq Global Market, or any setting of minimum or maximum prices for trading on such exchange; (iii) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; or (iv) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed.

(c)          Lock-Up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and each executive officer (within the meaning of Rule 16a-1(f) under the Exchange Act) and director of the Company and certain other stockholders of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(d)         Opinions of Counsel for Company. The Representatives shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Arnold & Porter Kaye Scholer LLP, outside counsel for the Company, together with a negative assurance letter, each dated the Closing Date or Additional Closing Date, as the case may be, in the form agreed upon as of the date hereof.

(e)          Opinion of Counsel for Purchasers. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell LLP, counsel for the Purchasers, with respect to such matters as the Representatives may require, together with a negative assurance letter, each dated the Closing Date or the Additional Closing Date, as the case may be, and the

Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)           Officer’s Certificate. The Representatives shall have received and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate, dated the Closing Date or the Additional Closing Date, as the case may be, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and that subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company except as set forth in the General Disclosure Package or as described in such certificate.

(g)          Listing. A “Listing of Additional Shares Notification Form” relating to the Conversion Shares, the Warrant Shares shall have been submitted to The Nasdaq Stock Market LLC, and the Company shall have received confirmation from The Nasdaq Stock Market LLC that it has completed its review of such form.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

8.              Indemnification and Contribution.

(a)         Indemnification of Purchasers. The Company will indemnify and hold harmless each Purchaser, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, in each case as amended or supplemented, any Issuer Free Writing Communication, any General Solicitation made by the Company (including, in each case, the Exchange Act Reports, as applicable), or arise out of or are based upon the omission or alleged omission of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information described as such in subsection (b) below.

(b)         Indemnification of Company. Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, in each case as amended or supplemented, any Issuer Free Writing Communication, or arise out of or are based upon the omission or the alleged omission of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary Offering Memorandum and the Final Offering Memorandum furnished on behalf of each Purchaser: the information contained in the tenth paragraph under the caption “Plan of Distribution”; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c)          Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Purchasers and all persons, if any, who control any Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Purchaser within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Purchasers and such control persons and affiliates of any Purchasers, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (A) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)         Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.                            Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder on the Closing Date or the Additional Closing Date, as the case may be, and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the aggregate principal amount of Offered Securities that the Purchasers are obligated to purchase on the Closing Date or the Additional Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing

Date or such Additional Closing Date, as the case may be, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase on the Closing Date or the Additional Closing Date, as the case may be. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the aggregate principal amount of Offered Securities that the Purchasers are obligated to purchase on the Closing Date or the Additional Closing Date, as the case may be, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10.       Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Purchasers pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.       Notices. All communications hereunder will be in writing and, if sent to the Purchasers, will be mailed, delivered or telegraphed and confirmed to (a) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: IBCM-Legal and (b) Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Registration (fax: (646) 834-8133), or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to Enphase Energy, Inc., 47281 Bayside Parkway, Fremont, CA 94538, Attention: Eric Branderiz, with a copy (which shall not constitute notice hereunder) to Arnold & Porter Kaye Scholer LLP, 250 West 55th Street, New York, NY 10019-9710, Attention: Michael Penney and Christopher P. Peterson; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

12.       Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder; except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

13.       Representation of Purchasers. The Representatives will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by the Representatives will be binding upon all the Purchasers.

14.       Recognition of the U.S. Special Resolution Regimes.

(a)                                           In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                           In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

16.       Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)                                           No Other Relationship. The Representatives have been retained solely to act as a Purchaser in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Offering Memorandum or Final

Offering Memorandum, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)                                           Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                            Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                                           Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Offered Securities, and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17.       Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

18.       Integration. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes and replaces all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours, ENPHASE ENERGY, INC.

By:	/s/ Eric Branderiz
Name: Eric Branderiz
Title: Chief Financial Officer

[Signature page to the Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Ted Michaels
	Name:	Ted Michaels
	Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Syed Rajib Imteaz
	Name:	Syed Rajib Imteaz
	Title:	Managing Director

Acting on behalf of themselves and as the Representatives of the several Purchasers.

[Signature page to the Purchase Agreement]

SCHEDULE A

Purchaser	Principal Amount of Offered Securities
Credit Suisse Securities (USA) LLC	$72,000,000
Barclays Capital Inc.	$48,000,000
Total	$120,000,000

SCHEDULE B

1.                                      Issuer Free Writing Communications (included in the General Disclosure Package)

1.                            Final term sheet, dated May 30, 2019, a copy of which is attached as Exhibit B hereto.

2.                                      Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None

3.                                      Permitted General Solicitations other than Information Included Above

None

SCHEDULE C

1.                                      Supplemental Marketing Materials

Electronic Roadshow relating to the Offered Securities dated May 29, 2019.

EXHIBIT A

Form of Lock-Up Letter

Form of Lock-Up Letter

Enphase Energy, Inc.

47281 Bayside Parkway

Fremont, CA 94538

Credit Suisse Securities (USA) LLC

Barclays Capital Inc.

As Representatives of the Several Purchasers,

c/o                               Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, New York 10010-3629

c/o                               Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Dear Sirs:

As an inducement to the Purchasers to execute the Purchase Agreement ( the “Purchase Agreement”), pursuant to which an offering (the “Offering”) will be made of Convertible Senior Notes due 2024 (the “Securities”), of Enphase Energy, Inc., and any successor (by merger or otherwise) thereto (the “Company”), which are convertible into cash, shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), or a combination of cash and Common Stock, at the Company’s election, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Barclays Capital Inc. (the “Representatives”); provided, that if the undersigned is an executive officer of the Company, the foregoing restrictions shall no longer apply at such time as the undersigned ceases to be an executive officer of the Company. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for the Common Stock.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the date of the Purchase Agreement, to which the Representatives are or are expected to become a party.

Deemed dispositions of any restricted stock unit awards granted by the Company to the undersigned upon the vesting or settlement of such awards in accordance with their terms shall not be subject to this Lock-Up Agreement, provided that Common Stock acquired upon the vesting or settlement of such restricted stock unit awards shall be subject to the restrictions imposed by this Lock-Up Agreement, giving effect to the exceptions provided herein.

Notwithstanding the foregoing, the undersigned may (1) transfer shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock by gift or gifts, will or intestacy to a member or members of his or her immediate family, to a trust formed for the benefit of any such person, or to a partnership, the partners of which are exclusively the undersigned and/or a member or members of his or her immediate family and/or a charity, provided that (i) the transferee execute a copy of this Lock-Up Agreement, (ii) no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities and Exchange Act of 1934, as

amended  (the “Exchange Act”) (other than a filing on Form 5 made after the expiration of the Lock-Up Period), and (iii) no such transfer may include a disposition for value; (2) sales pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act (any such plan, a “10b5-1 Plan”) in effect on the date hereof and disclosed to the Representatives; (3) enter into a 10b5-1 Plan during the Lock-Up Period if sales under such plan do not occur until after the expiration of the Lock-Up Period and no disclosure regarding the entry into such plan is made during the Lock-Up Period; (4) exercise outstanding options or warrants to purchase Common Stock in accordance with their terms; provided (a) the shares received upon exercise of the options or warrants are subject to the terms of this Lock-Up Agreement and (b) any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that (i) the filing relates to the exercise of options or warrants, as the case may be, (ii) no shares were sold by the reporting person (other than sales to satisfy tax withholding obligations in connection with the exercise of an option or warrant pursuant to Company equity compensation plans or arrangements in effect on the date hereof and disclosed in the Company’s public filings with the U.S. Securities and Exchange Commission; provided that any public filing, report or announcement of such transfer shall disclose that the sale was for the purpose of covering such taxes payable) and (iii) the shares of Common Stock received upon exercise of the options or warrants are subject to a lock-up agreement with the Representatives; (5) transfer shares of Common Stock to the Company to satisfy tax withholding obligations in connection with the vesting of restricted stock units pursuant to Company equity compensation plans or arrangements in effect on the date hereof and disclosed in the Company’s public filings with the U.S. Securities and Exchange Commission; provided that any public filing, report or announcement of such transfer shall disclose that the sale or transfer was for the purpose of covering such taxes payable; and (6) transfer shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock pursuant to a sale or an offer to all holders of the Common Stock to purchase outstanding Common Stock, whether pursuant to a merger, tender offer or otherwise, to a bona fide third party or group of bona fide third parties that is approved by the Board of Directors of the Company and involving a Change of Control (as defined below); provided that in the event the merger, tender offer or other transaction is not completed, the securities owned by the undersigned shall remain subject to the restrictions contained in this Lock-Up Agreement. For purposes of this paragraph, “immediate family” means the spouse, domestic partner, lineal descendants, father, mother, brother or sister of the transferor. For the purposes of clause (6) of this paragraph, “Change of Control” shall mean the consummation of any bona fide third-party tender offer, merger or other similar transaction or series of transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of total voting power of the voting stock of the Company (or the surviving entity if other than the Company).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if (a) the Offering shall not have occurred on or before September 1, 2019; (b) the Company notifies the Representatives in writing that it does not intend to proceed with the Offering or (c) if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of the Securities to be sold thereunder. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

[Name of stockholder]

[Signature page to Lock-up Agreement]

EXHIBIT B

Final Term Sheet

PRICING TERM SHEET DATED May 30, 2019 STRICTLY CONFIDENTIAL ENPHASE ENERGY, INC. $120,000,000 1.00% CONVERTIBLE SENIOR NOTES DUE 2024 The information in this pricing term sheet supplements Enphase Energy, Inc.’s preliminary offering memorandum, dated May 29, 2019 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all other documents incorporated by reference therein. References to “we,” “our,”“us” and “the Company” refer to Enphase Energy, Inc. and not to its consolidated subsidiaries. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars. Issuer: Enphase Energy, Inc., a Delaware corporation. Ticker/Exchange for Common Stock: “ENPH”/The Nasdaq Global Market. Securities: 1.00% Convertible Senior Notes due 2024 (the “notes”). Aggregate Principal Amount: $120,000,000. Over-allotment Option: $12,000,000 Denominations: $1,000 and multiples of $1,000 in excess thereof. Ranking: Senior unsecured. June 1, 2024, unless earlier converted or repurchased. Maturity: We may not redeem the notes prior to the maturity date and no “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. No Redemption: If we undergo a “fundamental change” (as defined in the Preliminary Offering Memorandum under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or a multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes— Fundamental Change Permits Holders to Require Us to Repurchase Notes” in the Preliminary Offering Memorandum. 1.00% per year. Fundamental Change: Interest and Interest Payment Dates: Interest will accrue from June 5, 2019 and will be payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2019. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of Notes—Events of

Default” and under the circumstances described under Description of Notes—No Registration Rights; Additional Interest” in the Preliminary Offering Memorandum.” Regular Record Dates: May 15 and November 15 of each year, immediately preceding the June 1 or December 1 interest payment date, as the case may be. 100% of principal, plus accrued interest, if any, from June 5, 2019 if settlement occurs after that date. Issue Price: Last Reported Sale Price of Our Common Stock on May 30, 2019: $15.77 per share. Initial Conversion Rate: 48.7781 shares of common stock per $1,000 principal amount of the notes, subject to adjustment under the Indenture. Approximately $20.50 per share of common stock, subject to adjustment under the Indenture. Approximately 30% above the last reported sale price of our common stock on May 30, 2019. Cash, shares of common stock or a combination of cash and shares of common stock, as described in the “Description of Notes—Conversion Rights—Settlement upon Conversion” in the Preliminary Offering Memorandum. Credit Suisse Securities (USA) LLC, Barclays Capital Inc. May 30, 2019. May 31, 2019. Initial Conversion Price: Conversion Premium: Settlement Method: Joint Book-Running Managers: Pricing Date: Trade Date: Expected Settlement Date: CUSIP Number (144A): ISIN (144A): Listing: Net Proceeds: June 5, 2019 (T+3). 29355A AC1 US29355AAC18 None. We estimate that the net proceeds from the sale of the notes will be approximately $115.9 million (or $127.5 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by us. Use of Proceeds: In connection with pricing the notes, we have entered into convertible note hedge transactions with certain of the initial purchasers, and/or their respective affiliates (the ‘‘hedge counterparties’’). We have also entered into warrant transactions with the hedge counterparties. We intend to use approximately $5.9 million of the net proceeds (or $6.5 million if the initial purchasers exercise their option to purchase additional notes in full) from this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the sale of the warrant transactions). We intend to use $6.0 million of the net proceeds of this offering to pay the cash portion of the consideration for the 2023 Notes Repurchase Transactions that we have entered into concurrently with pricing this offering, pursuant to which we will repurchase 2023 Notes in exchange for a number of shares of our common stock approximately equal to the number of shares underlying the repurchased 2023 Notes and a cash amount that was negotiated with each holder. We expect to use any remaining net proceeds from the sale of the notes for general corporate purposes, which may include the repayment of indebtedness, working capital, and potential acquisitions and strategic transactions. However, we currently have no commitments with respect to any such acquisition or other strategic transactions. See “Use of Proceeds” in the Preliminary Offering Memorandum. 2023 Notes Repurchase Transactions: Concurrently with this pricing offering, we have entered into separate and privately negotiated 2023 note repurchase transactions with one or more holders of our 2023 Notes pursuant to which we have agreed to purchase $60.0 million principal amount of 2023 Notes for an aggregate of 10,801,080 shares of our common stock and $6.0 million cash. We may enter into additional note repurchase transactions in the future. The repurchase of our outstanding 2023 Notes could affect the market price of our common stock and, in the case of repurchase effected concurrently with pricing this offering, the initial conversion price of the notes. We also expect that holders of the 2023 Notes that sell their 2023 Notes in any 2023 Notes Repurchase Transaction may purchase or sell shares of our common stock in the market to hedge their exposure in connection with these transactions. This activity could affect the market price of our common stock and, in the case of sales or exchanges effected concurrently with pricing this offering, this activity could also impact the initial conversion price of the notes. See “2023 Notes Repurchase Transactions” in the Preliminary Offering Memorandum. Convertible Note Hedge and Warrant Transactions: In connection with the pricing of the notes, we have entered into convertible note hedge transactions with the hedge counterparties. We also have entered into warrant transactions with the hedge counterparties. The convertible note hedge transactions are expected generally to reduce potential dilution to our common stock upon any conversion of notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be. However, the warrant transactions could separately have a dilutive effect to the extent that the market value per share of our common stock exceeds the strike price of the warrants. If the initial purchasers exercise their option to purchase additional notes, we expect to enter into additional convertible note hedge transactions and additional warrant transactions with the hedge counterparties. In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time. In addition, the hedge counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes. See “Plan of distribution—Convertible Note Hedge and Warrant Transactions” in the Preliminary Offering Memorandum. [Remainder of Page Intentionally Blank]

 Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change Holders who convert their notes in connection with a make-whole fundamental change occurring prior to the maturity date of the notes may be entitled to an increase in the conversion rate for the notes so surrendered for conversion. The following table sets forth the number of additional shares by which the conversion rate for the notes will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below: Stock Price Effective Date$15.77 $17.00 $18.00 $19.00 $20.50 $24.00 $28.00 $35.00 $45.00 $60.00 June 5, 2019 ....................................................... 14.6334 12.4149 10.90389.60787.99065.29283.37541.55510.45760.0098 June 1, 2020 ....................................................... 14.6334 12.7457 11.12579.74248.02575.19683.22701.41640.38380.0028 June 1, 2021 ....................................................... 14.6334 12.6652 10.94209.48037.68254.77802.82371.12100.23860.0002 June 1, 2022 ....................................................... 14.6334 12.3391 10.47718.91407.01964.05972.18700.70990.07920.0000 June 1, 2023 ....................................................... 14.6334 11.47709.38697.66705.64582.87191.24870.23410.00000.0000 June 1, 2024 ....................................................... 14.6334 10.04546.77743.85350.00240.00000.00000.00000.00000.0000 The exact stock prices and effective dates or redemption notice dates may not be set forth in the table above, in which case: •If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year. •If the stock price is greater than $60.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate. •If the stock price is less than $15.77 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate. Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 63.4115 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth in the Preliminary Offering Memorandum under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.’’ Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies. [Remainder of Page Intentionally Blank]

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering. This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The notes and the shares of common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the notes only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act. The notes and the shares of common stock issuable upon conversion of the notes, if any, are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Memorandum. A copy of the Preliminary Offering Memorandum for the offering of the notes may be obtained by contacting your sales representative. Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system. No PRIIPs KID: The Notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. Consequently, no key information document (“KID”) required by the PRIIPs Regulation has been prepared.